UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2014

ZAP.COM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27729	76-0571159
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 10, 2014, the following persons were appointed by Zap.Com Corporation’s (“Zap.Com”) board of directors, to fill the vacancies on the board of directors: Thomas A. Williams, as a Class III director; and Michael J. Sena, as a Class II director.

Mr. Williams has been the Executive Vice President and Chief Financial Officer of Zap.Com since March 2012. Mr. Williams has also been the Executive Vice President and Chief Financial Officer of Harbinger Group Inc., the parent company of Zap.Com (“HGI”) since March 2012. Mr. Williams is also a director of Front Street Re (Cayman) Ltd., a subsidiary of HGI.

Mr. Sena has been the Vice President and Chief Accounting Officer of Zap.Com since January 2013. Mr. Sena has also been the Vice President and Chief Accounting Officer of HGI since November 2012.

There are no transactions to which Zap.Com or any of its subsidiaries is a party in which Messrs. Williams or Sena have a material interest that is subject to disclosure under Item 404(a) of Regulation S-K.

Messrs. Williams and Sena will not receive any compensation from Zap.Com or its affiliates in connection with their appointments as directors of Zap.Com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP.COM CORPORATION

Date: December 10, 2014	By:	/s/ Thomas A. Williams
		Name:	Thomas A. Williams
		Title:	Executive Vice President and Chief Financial Officer

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